Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION of CONTRACTS (this “Assignment and Assumption”) is dated and effective this 9 day of March, 2016, by and among Towerstream I, Inc., a Delaware corporation (“Company”) and Towerstream Corporation, a Delaware corporation (“Parent”, and with Company, collectively “Assignors”), and Time Warner Cable Enterprises LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, in connection with that certain Asset Purchase Agreement (the “Purchase Agreement”), made and dated as of even date herewith, by and among Company, Parent and Assignee, Assignors agreed to assign all of their right, title and interest in, to and under those certain leases and right of entry agreements described in Section 3.8 of the Purchase Agreement other than the Retained Leases for the Retained Locations, (collectively, the “Contracts”), to Assignee, and Assignee agreed to assume certain of Assignors’ obligations and liabilities under the Contracts as set forth in the Purchase Agreement.

Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual covenants and agreements contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.     Assignment. Subject to Section 4 hereof, Assignors hereby unconditionally and irrevocably grant, bargain, sell, assign, transfer, convey, and deliver to Assignee all of Assignors’ right, title and interest in, to and under the Contracts free and clear of all Encumbrances (the “Assignment”).

2.     Assumption. Assignee hereby accepts the Assignment, and assumes and agrees to pay, discharge, be bound by, fulfill and perform all terms, provisions, liabilities, obligations, duties and commitments of Assignors under the Contracts solely to the extent they accrue or relate to any period after the Closing Date and are Assumed Liabilities.

3.     The Purchase Agreement. This Assignment and Assumption is intended to evidence the consummation of the transactions contemplated by the Purchase Agreement and is subject to the terms and conditions set forth in the Purchase Agreement. Nothing contained in this Assignment and Assumption shall be construed to supersede, limit or qualify any provision of the Purchase Agreement. To the extent there is a conflict between the terms and provisions of this Assignment and Assumption and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern.

4.     Third-Party Consents. To the extent that Assignors’ rights under any Contract or Permit purchased under the Purchase Agreement, or any other Asset, may not be assigned to Assignee without the consent of another Person which has not been obtained, this Assignment and Assumption shall not constitute an agreement to assign or assume the same if an attempted assignment or assumption would constitute a breach thereof or be unlawful. Assignors, at their expense, shall use their reasonable best efforts to obtain any such consent(s) to be obtained as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Assignee’s rights under the Asset in question so that Assignee would not in effect acquire the benefit of all such rights, Assignors, to the maximum extent permitted by law and the Asset, shall act after the Closing as Assignee’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Asset, with Assignee in any other reasonable arrangement designed to provide such benefits to Assignee. Notwithstanding any provision in this Section 4 to the contrary, Assignee shall not be deemed to have waived its rights under the Purchase Agreement.

ASSIGNMENT AND ASSUMPTION AGREEMENT

5.          Miscellaneous. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto, and any attempt to do so shall be void, except for assignments and transfers by operation of law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by and upon the parties and their respective successors and assigns. This Agreement may be amended, supplemented or modified by a written instrument duly executed by each of the parties hereto. This Agreement shall be governed by the laws of the State of New York, without regard to any choice or conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.  In the event that the Parties have a dispute, controversy or claim relating to this Agreement, any agreements or activities described in this Agreement (the “Dispute”), the parties will first attempt in good faith to resolve the Dispute promptly by informed discussions.  Any legal action brought under or in connection with the subject matter of this Agreement shall be brought only in the United States District Court for the Southern District of New York or, if such court would not have jurisdiction over the matter, then only in a New York State court sitting in the Borough of Manhattan, City of New York.  Each of the Parties irrevocably submits to the exclusive jurisdiction of these courts.  Each of the Parties waives, to the fullest extent permitted by Law, the defenses of lack of personal jurisdiction, inconvenient forum, and improper venue to the maintenance of any such action or proceeding.  EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LITIGATION RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof of thereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. There are no third party beneficiaries to this Agreement.

[SIGNATURE PAGE FOLLOWS]

ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Contracts to be effective as of the day and year first above written.

“ASSIGNORS”:

COMPANY: Towerstream I, Inc.,
a Delaware corporation

By: /s/ Philip Urso
Name: Philip Urso
Title: Sole Officer

Parent: TowerStream Corporation,
a Delaware corporation

By: /s/ Philip Urso
Name: Philip Urso
Title: Interim CEO

“ASSIGNEE”:

TIME WARNER CABLE ENTERPRISES LLC, a Delaware limited liability company

By: /s/ Peter Stern
Name: Peter Stern
Title: Executive VP

ASSIGNMENT AND ASSUMPTION AGREEMENT
SIGNATURE PAGE

Exhibit A

Contracts

1.      See Schedule 3.8 to APA

 ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT A